Second Quarter 2004 Earnings and Operations Review 2004 chinadotcom corporation August 05, 2004 1 A Leading Enterprise Software and Mobile Applications Provider EXHIBIT 1.2

Speakers Divesh Sisodraker CRM - Pivotal Corp. Business Overview Rudy Chan CDC Mobile Business Overview Daniel Widdicombe CFO Financial Overview Raymond Ch'ien Executive Chairman Opening Remarks Pat Tinley ERP & SCM - Business Overview Ross Systems & IMI

Cautionary Note Regarding Forward-Looking Statements We have to point out that what we may say during this presentation as well as in our earnings press release may contain certain forward-looking statements. We want to caution you that all forward-looking statements involve risks and uncertainties. With respect to these forward-looking statements, we urge you to read the company's public filings, including our annual report on Form 20-F, our registration statements and our earnings press release - all of which are available on our corporate website at www.corp.china.com.

Q2 2004 Highlights Total revenue increased to a record US$45.1M including a full quarter of contribution from Pivotal in Q2 04 2004: continue integration and synergies Gross margin rose to a record high of 58% 2-month profit contribution from Go2joy for the second quarter Completion of Ross acquisition expected by end of August 2004

Focus on Enterprise Software technologies both Globally and in China ERP Suites for Process Manufacturing CRM Suites BI Analytic Tools SCM Suites HR and Payroll Management systems Software and Consulting Services Focus on China-based mobile applications platform 2.5G and new platforms include: Interactive Voice Response ("IVR") Service WAP (Wireless Content) MMS (Picture Mail, etc.) Mobile Games Online media, advertising Portal services Mobile Applications & Portal Core Business Lines

Software and consulting revenues were up 29% to US$34.7M sequentially, including Pivotal's full quarter contribution in Q2 Gross profit was up 54% quarter-on-quarter to US$18.5M Blended gross margin of software and consulting businesses reached 53% compared to 45% in Q1 Total customer base grew to over 2,600 as of Q2, with 63 new customers added from the software unit CDC Software & Consulting Services

CDC Software: China Progress Added 30 new customers in China, including Modus Software, Donghua Machinery, Li & Fung, Kohler Global, Sony Chemical, Stanley Works, Leshan- Phoenix and Far Eastern Tech-Info Started development of Pivotal's go-to-market strategy for the longer term Chinese market opportunity Developed channel partnerships in China including MeiDa Information Technology Ltd., Shanghai Angitech Management Software Co., Ltd., Shanghai SunRay Technical Co., Ltd. and Elitus Technology (China) Co., Ltd.

Business highlights: Added 33 new customers,including Chase de Vere Financial Limited, National Airways Corporation, E.A. Langenfeld Associates, State of Ohio Department of Development and Talvest Fund Management, in the quarter to a total of 1,744 customers Achieved 21% sequential growth in license revenues, the highest license revenues in over four quarters Achieved 12% sequential growth in overall revenues Achieved highest operating margin and operating income in company's history CDC Software : Pivotal I

Product development: Achieved a significant milestone in the release of Pivotal 5.1, which takes our award-winning Pivotal 5 CRM product line to a new level of usability and accessibility Improved mobility, and support for global, multi-language marketing campaigns Achieved increasing momentum in penetration of installed base with significant increase in cross sell of new product modules, including assisted selling and marketing automation Specific product verticals: Achieved significant market validation in our vertical product areas, including: Pivotal Healthcare was ranked by a leading industry analyst as the only end to end solution for technology enabled selling for health care insurers by a full suite CRM vendor Global Investor Magazine ranked Pivotal Asset Management as the number one overall solution for asset managers CDC Software : Pivotal II

Partnerships: Kicked off a multi-quarter, co-marketing campaign in conjunction with Microsoft for Pivotal Healthcare in North America Continued strong relationship with Cap Gemini, IBM, and Fujitsu in international markets Synergies developed within the chinadotcom group: Client implementations, e.g. completed implementation of Pivotal 5 by Praxa in Australia Cross sell opportunities, e.g. co-engaged with Ross Systems Sales training, e.g. completed Pivotal's training for Ross Systems in Europe CDC Software : Pivotal III

Closing date set for August 26th, 2004 4th Quarter results expected to show continued strong execution with complete financial results pending completion of year end audit. 10 new name accounts added during the quarter including Pez Candy, P.T.M. Engineering Plastics, Nature's Best and CORSA Substantial pre-merger progress on business integration with CDC operations: Selligent OEM agreement replaced by agreement to resell Pivotal products Ross/IMI offices consolidated in the Netherlands and U.K. Back office functions for Ross/IMI consolidated in Atlanta Two new ERP deals in China and staffing of Shanghai based software development center underway Closed first deals for Executive Suite and Pivotal products; current cross selling pipeline in excess of $2.5 million including IMI products ERP / Ross Systems - Update

Supply Chain / IMI - Update Solid operating results from IMI: Sequential license revenue up 13% for the quarter Gross margins improved to 48% from 41% in prior quarter Utilization rates: - 70% for Americas; 73% in Europe Positive reaction from customers regarding chinadotcom's acquisition of a majority stake; financial stability and commitment to growth Maintenance retention above 90% YTD: Major renewals during the quarter in the U.S. included Starbucks, Canon, Smuckers, and AT&T Major renewals for the quarter in Europe included British Airways, Spicers, Albert Heijn and Satair Average maintenance contract over $250K during quarter Significant upswing in upgrade business from prior quarter

CDC Mobile - Business Review Mobile applications revenues were up 50% and 17% yr-on-yr and qtr-on-qtr respectively to US$7.6 million Gross margin was 78% vs. 84% in the previous quarter 2-month consolidation of Go2joy financials for the second quarter Revenues from 2.5G and new platforms were around 20% of total revenue of our mobile applications business SMS revenue was down 3% due to increased competition and strict regulations

CDC Mobile - 2.5G and New Platforms I IVR (Interactive Voice Response) Services: Successfully launched IVR services on our proprietary platform Continue to drive synergies within the group on mobile applications Announced transfer of Go2joy to hongkong.com to consolidate its mobile applications operations

WAP Initiatives: Added new WAP sites at the provincial level from 9 in Q1 to 14 in Q2, with Beijing Mobile, Shangdong Mobile, Xinjiang Unicom as newly-added markets More products are contracted to be embedded in the handset partners' mobile phones including Lenovo Mobile Communication Tech, Motorola Electronics, Bird Communication Equipment, TCL Mobile Communication Initiatives developed across the platform including MMS: Selected by 13 provincial China Mobile operators and 6 provincial China Unicom operators to embed its services on their Sim Tool Kit (STK) cards Reached an agreement with Phoenix Satellite TV to integrate its wireless services in their TV programs Signed licensing arrangements with leading domestic and international media companies CDC Mobile - 2.5G and New Platforms II

CDC Mobile - 2.5G and New Platforms III $0.5M $1.0M $1.5M Revenue US$ Million % of total Mobile App. Revenue 5% 10% 15% 20% 152% >350% Q1 2004 Q2 2004 2.5G Rev. by organic growth 2.5G Rev. of Go2joy

The www.china.com portal was named "One of the Most Valuable 500 Brands in China" by World Economic Forum in June 2004 Upgraded its search engine by utilizing Yahoo's advanced search engine technology Selected as exclusive online partner for China's 10th National Games hosted in Oct 2005: Successfully launched the official website www.10thgames.org.cn and is authorized to build the commercial website Leveraging the mobile applications capabilities within the group to develop value added mobile applications services such as SMS, MMS and IVRS related to this event CDC Mobile - Portal Network

Continue our commitment to driving the mobile applications business on the new platforms such as IVR, WAP, MMS and Java games Continue to focus on portal development through strategic partnerships and channel launch: Tsing Tao Beer Festival in August 2004 To launch English Channel in Q4 this year Continue to develop strategic partnerships to drive brand awareness and revenue contributions Continue our commitment in online games market sector in China CDC Mobile - Ongoing Initiatives

Including Ross Systems CDC Q2 2004 Ross Q3* $30M $10M $50M 0 0 3000 2000 1000 $20M $40M US$45.1M US$34.7M US$13.7M 2,600 3,800 Customers Customers + Ross Customers Revenue (US$ Millions) * Ross fiscal year quarter to March 2004. 4000 Total rev. SW & Consulting rev. Ross rev.

Revenue and Gross Margin (US$mm) Q2 2003 Q3 2003 Q4 2003 Q1 2004 Q2 2004 Software & Consulting 11.327 13.428 19.27 26.887 34.717 Mobile & Applications 5.1 5.9 5.9 6.5 7.58 Advertising & Marketing 1.6 1.9 2.8 2.4 2.79 Others 0.5 0.4 0.6 0.1 0.06 Gross Margin 0.49 0.51 0.53 0.53 0.58 $35.9 Revenue (US$ Millions) Gross Margin % $21.7 $28.5 Software & Consulting Advertising & Marketing Mobile Services & Applications Others $45.1 $18.5

Actual Financial Highlights Year-on-Year (US GAAP) Q2 2003 Q2 2004 % change Continuing operations: Revenue 18.5 45.1 144% Software & Consulting 11.3 34.7 206% Mobile & Applications 5.1 7.5 50% Advertising & Marketing 1.6 2.8 78% Other Income 0.5 0.1 (89%) Gross Profit 9.0 26.1 190% Gross Margin 49% 58% n/a Operating Income/(Loss) 0.9 (2.4) -- Total operations: Net Income/(Loss) 4.1 (0.6) -- EPS/(LPS) basic (US cents) 4.1 (0.6) -- US$ millions except per share data Note: Numbers may not add up due to rounding.

Non-GAAP Financial Analysis* Year-on-Year Q2 03 Q2 04 Reconciliation from GAAP results to non-GAAP results: GAAP net income/(loss) 4.1 (0.6) Add back revenue impact of deferred maintenance revenue write-down related to the acquisition of a subsidiary -- 0.9 Add back amortization of purchased intangibles related to the acquisition of subsidiaries -- 2.3 Add back stock compensation expenses related to the acquisition of a subsidiary -- 0.8 Settlement of litigation -- 1.6 Add back deferred tax impact on purchased intangibles related to the acquisition of subsidiaries -- (1.0) Non-GAAP Net Income 4.1 4.1 US$ millions * The information presented in the results highlights herein should be read in conjunction with the description of Non-GAAP Financial Measures outlined in the press release and the more detailed financial statements. Note: Numbers may not add up due to rounding.

Non-GAAP Financial Highlights* Year-on-Year Q2 2003 Q2 2004 % change Continuing operations: Revenue 18.5 46.1 149% Software & Consulting 11.3 35.7 215% Mobile & Applications 5.1 7.5 50% Advertising & Marketing 1.6 2.8 78% Other Income 0.5 0.1 (89%) Gross Profit 9.1 27.7 205% Gross Margin 49% 60% n/a Operating Income 0.9 3.3 257% Total operations: Net Income 4.1 4.1 (2%) EPS basic (US cents) 4.2 3.9 (6%) US$ millions except per share data * The information presented in the results highlights herein should be read in conjunction with the description of Non-GAAP Financial Measures outlined in the press release and the more detailed financial statements. Note: Numbers may not add up due to rounding.

Actual Financial Highlights Quarter-on-Quarter (US GAAP) Q1 04 Q2 04 % change Continuing operations: Revenue 35.9 45.1 26% Software & Consulting 26.9 34.7 29% Mobile & Applications 6.5 7.5 17% Advertising & Marketing 2.4 2.8 17% Other Income 0.1 0.1 (50%) Gross Profit 18.9 26.1 38% Gross Margin 53% 58% n/a Operating Income/(Loss) 2.2 (2.4) -- Total operations: Net Income/(Loss) 4.3 (0.6) -- EPS/(LPS) basic (US cents) 4.2 (0.6) -- US$ millions except per share data Note: Numbers may not add up due to rounding.

Non-GAAP Financial Analysis* Quarter-on-Quarter Q1 04 Q2 04 Reconciliation from GAAP results to non-GAAP results: GAAP net income/(loss) 4.3 (0.6) Add back revenue impact of deferred maintenance revenue write-down related to the acquisition of a subsidiary -- 0.9 Add back amortization of purchased intangibles related to the acquisition of subsidiaries 1.8 2.3 Add back stock compensation expenses related to the acquisition of a subsidiary -- 0.8 Settlement of litigation -- 1.6 Add back deferred tax impact on purchased intangibles related to the acquisition of subsidiaries (0.1) (1.0) Non-GAAP Net Income 6.0 4.1 US$ millions * The information presented in the results highlights herein should be read in conjunction with the description of Non-GAAP Financial Measures outlined in the press release and the more detailed financial statements. Note: Numbers may not add up due to rounding.

Non-GAAP Financial Highlights* Quarter-on-Quarter Q1 04 Q2 04 % change Continuing operations: Revenue 35.9 46.1 29% Software & Consulting 26.9 35.7 33% Mobile & Applications 6.5 7.5 17% Advertising & Marketing 2.4 2.8 17% Other Income 0.1 0.1 (50%) Gross Profit 19.5 27.7 42% Gross Margin 54% 60% n/a Operating Income 4.0 3.3 (17%) Total operations: Net Income 6.0 4.1 (32%) EPS basic (US cents) 5.8 3.9 (33%) US$ millions except per share data * The information presented in the results highlights herein should be read in conjunction with the description of Non-GAAP Financial Measures outlined in the press release and the more detailed financial statements. Note: Numbers may not add up due to rounding.

Balance Sheet Highlights Q1 04 US$ Millions Q2 04 % change Cash & Equivalents 364 308 (15%) Including Debt Securities * Other Current Assets 41 43 5% Other Assets 230 233 1% Total Assets 634 584 (8%) Other Current Liabilities 75 74 (1%) Total Debt 89 38 (58%) Net Assets 420 422 0% * Including restricted cash. ** Cash and cash equivalents, including debt securities, net of total debt. Non-GAAP Net Cash & Equivalents** 275 270 (2%)

Outlook for Q3 2004

Summary Annualized revenue approaching US$250 million by end 2004 Maintain leading position in enterprise software and mobile/portal businesses Net cash in neighborhood of US$250 million by end 2004 Customer base nearly 4,000 including Ross by end 2004 Full year profitability in 2004 including all charges

Questions & Answers

2004 chinadotcom corporation 61 A Leading Enterprise Software and Mobile Applications Provider 61 Daniel Widdicombe Chief Financial Officer +852 2961 2700 daniel@hk.china.com Craig Celek VP, Investor Relations +1 212 661 2160 craig.celek@hk.china.com Contact us: www.corp.china.com Keith Oliver SVP, Finance and Administration +852 2961 2688 keith.oliver@hk.china.com